Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Tiptree Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carried Forward Securities

Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	Rule 457(o)	(2)	(3)	(4)	--	--
Equity	Preferred Stock, par value $0.001 per share	Rule 457(o)	(2)	(3)	(4)	--	--
Debt	Debt Securities	Rule 457(o)	(2)	(3)	(4)	--	--
Other	Warrants	Rule 457(o)	(2)	(3)	(4)	--	--
Other	Units	Rule 457(o)	(2)	(3)	(4)	--	--
Unallocated (Universal) Shelf (1)	--	Rule 457(o)		--	$500,000,000	0.0001476	$73,800(4)
Total Offering Amounts					$500,000,000		$73,800
Total Fees Previously Paid							$54,550
Total Fees Offsets							$54,550
Net Fee Due							$19,250
(1)    The securities covered by this registration statement to be sold by the Registrant may be sold separately or in any combination with other securities registered under this registration statement from time to time in one or more offerings.
(2)    There are being registered hereunder such indeterminate number or amount, as the case may be, of (i) common stock, (ii) preferred stock, (iii) debt securities, (iv) warrants and/or (v) units consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There are also being registered hereunder an indeterminable number of shares of common stock and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $500,000,000.
(3)The proposed maximum offering price per security and the proposed aggregate offering price per class of security will be determined from time to time by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A(iii)(b) to the Calculation of Filing Fee Tables and Related Disclosure of Item 16(b) of Form S-3.
(4)Calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Tiptree Inc.	S-3	333-257468	June 28, 2021		$54,550	(1)	(1)	$500,000,000(1)
Fee Offset Sources	Tiptree Inc.	S-3	333-257468		June 28, 2021					$54,550
(1) A registration fee of $54,550 was previously paid with respect to $500,000,000 aggregate initial offering price of securities previously registered and all such securities remain unsold under the Registration Statement on Form S-3 (File No. 333-257468) (the “Unsold Securities”), initially filed by the Registrant on June 28, 2021 and declared effective on July 14, 2021 (the “Prior Registration Statement”). Pursuant to Rule 457(p), such unutilized filing fees from the Prior Registration Statement are being applied to the filing fee payable pursuant to this Registration Statement and the remaining $19,250 is being paid herewith. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.